Q3 2018 EARNINGS CALL OCTOBER 30, 2018 This information is as of the date indicated and, to our knowledge, was timely and accurate when presented. We are under no obligation to update or remove outdated information other than as required by applicable law or regulation.

INTRODUCTORY COMMENTS

HEADLINES 1. Strong Quarter Boosted By Prepayment Fees 3

HEADLINES 1. Strong Quarter Boosted By Prepayment Fees 2. Tenant Segments Demonstrate Strength 4

HEADLINES 1. Strong Quarter Boosted By Prepayment Fees 2. Tenant Segments Demonstrate Strength 3. Capital Recycling Plan Execution 5

HEADLINES 1. Strong Quarter Boosted By Prepayment Fees 2. Tenant Segments Demonstrate Strength 3. Capital Recycling Plan Execution 4. Balance Sheet Strength 6

HEADLINES 1. Strong Quarter Boosted By Prepayment Fees 2. Tenant Segments Demonstrate Strength 3. Capital Recycling Plan Execution 4. Balance Sheet Strength 5. Increasing Earnings Guidance 7

PORTFOLIO UPDATE

PORTFOLIO STATISTICS $6.7B+ 391 TOTAL PROPERTIES INVESTMENTS IN SERVICE 99% 1.87X RENT OCCUPANCY COVERAGE* $355M $399M YTD INVESTMENT YTD DISPOSITION SPENDING PROCEEDS * Coverage is weighted average for the segments. Theatres and Family Entertainment Centers data is TTM June 2018. Golf Entertainment Complexes and Other Recreation data is TTM June 2018. Ski Area data is TTM April 2018 and Attractions data is TTM August 2018. Public Charter School data is TTM June 2017, Private school data is TTM June 2018 and Early Childhood Education data is TTM June 2018. 9

ENTERTAINMENT

EPR PORTFOLIO DETAIL

$3.0B	169	1*	23**	1.86x	$10.7M
INVESTED	PROPERTIES IN SERVICE	PROPERTY UNDER DEVELOPMENT	OPERATORS	RENT COVERAGE	Q3 2018 INVESTMENT SPENDING

UPDATES

YTD Box Office revenue is up over 10%***

Optimistic about full year Box Office results

* Property not yet in service , ** Does not include operators at ERCs, *** Source: Box Office Mojo amc
amc
Megaplex Theatres


Applebee's
REGAL
Entertainment Retail Centers


Family Entertainment Centers

10

EPR Properties

RECREATION EPR PORTFOLIO DETAIL $2.1B 75 5* 17 2.07x $73.8M INVESTED PROPERTIES PROPERTIES OPERATORS RENT Q3 2018 IN SERVICE UNDER COVERAGE INVESTMENT DEVELOPMENT SPENDING UPDATES Received ~$95M proceeds from Och-Ziff Real Estate loan paydown, representing payment in full and $20M in prepayment fees Through August, Attraction visits were up 1% and revenue was up 3% versus the prior year *Properties not yet in service Golf Ski Attractions Other Recreation 11

EDUCATION EPR PORTFOLIO DETAIL $1.4B 146 3* 60 1.49x $32M INVESTED PROPERTIES PROPERTIES OPERATORS RENT Q3 2018 IN SERVICE UNDER COVERAGE INVESTMENT DEVELOPMENT SPENDING UPDATES Sold five properties in July 2018, total net proceeds of $55.4M; reduced exposure to Imagine Schools Children’s Learning Adventure (CLA) made rent payments of $1M per month Aug-Oct consistent with current Agreement *Properties not yet in service Public Charter Schools Private Schools Early Childhood Education 12

SUMMARY DISPOSITION GUIDANCE $450M – $500M INVESTMENT SPENDING GUIDANCE $500M – $600M 13

FINANCIAL REVIEW

FINANCIAL PERFORMANCE QUARTER ENDED SEPTEMBER 30, 2018 2017 $ CHANGE % CHANGE Total Revenue $176.4 $151.4 $25.0 17% Net Income - Common 85.8 57.0 28.8 51% FFO – Common* 116.5 90.5 26.0 29% FFO as adj. – Common* 119.6 93.3 26.3 28% Net Income/share – Common 1.15 0.77 0.38 49% FFO/share – Common* 1.54 1.22 0.32 26% FFO/share - Common, as adj.* 1.58 1.26 0.32 25% (In millions except per share data) *See investor supplementals for the applicable periods for definitions and calculations of these non-GAAP measures. 15

FINANCIAL PERFORMANCE NINE MONTHS ENDED SEPTEMBER 30, 2018 2017 $ CHANGE % CHANGE Total Revenue $534.2 $428.3 $105.9 25% Net Income - Common 194.8 179.6 15.2 8% FFO – Common* 316.6 249.4 67.2 27% FFO as adj. – Common* 355.4 264.7 90.7 34% Net Income/share – Common 2.62 2.55 0.07 3% FFO/share – Common* 4.21 3.52 0.69 20% FFO/share - Common, as adj.* 4.70 3.73 0.97 26% (In millions except per share data) *See investor supplementals for the applicable periods for definitions and calculations of these non-GAAP measures. 16

KEY RATIOS* QUARTER ENDED SEPTEMBER 30, 2018 2017 Fixed charge coverage 3.3x 3.1x Debt service coverage 3.8x 3.6x Interest coverage 3.8x 3.6x Net debt to Adjusted EBITDA 5.3x 5.7x FFO as adjusted payout 68% 81% *See investor supplementals for the applicable periods for definitions and calculations of these non-GAAP measures. Ratios exclude all termination and prepayment fees except FFO as adjusted payout percentage. 17

CAPITAL MARKETS AND LIQUIDITY UPDATE

CAPITAL MARKETS UPDATE TOTAL DEBT IS $3.0B AT 9/30/18 • $2.9B is fixed rate or fixed through interest rate swaps, wtd. avg. = 4.6% • No outstanding balance on $1B revolver at 9/30/18; $74.2M unrestricted cash • Weighted average debt maturity of ~7 years; No debt maturities until 2022 CAD DERIVATIVE HEDGING ACTIVITY • On July 1, 2018, settled two forward agreements with a combined notional amount of $200M; received $30.8M. • Entered into two cross-currency swaps effective July 1, 2018 for a notional amount of $200M and locked in exchange rate of $1.32 CAD per USD through June 2023 19

2018 GUIDANCE FFO AS ADJUSTED PER SHARE Revised Guidance $6.03 - $6.09 Prior Guidance $5.97 - $6.07 INVESTMENT SPENDING Revised Guidance $500M - $600M Prior Guidance $450M - $650M DISPOSITION PROCEEDS Revised Guidance $450M - $500M Prior Guidance $450M - $500M 20

* RECONCILIATION OF MIDPOINT OF FFOAA/SHARE GUIDANCE FFO as adjusted per share (previous guidance midpoint) $6.02 Additional prepayment fees from OZRE 0.06 Lower termination fees related to Education Properties (0.06) Net change in prepayment and termination fees 0.00 Additional payments received from CLA (September and October rent) 0.03 Additional percentage rents 0.01 FFO as adjusted per share (current guidance midpoint) $6.06 *See investor supplementals for the definition of this non-GAAP measure. 21

CLOSING COMMENTS

EPR Properties 909 Walnut Street, Suite 200 Kansas City, MO 64106 www.eprkc.com (888) EPR REIT info@eprkc.com